Exhibit 10.33

AMENDMENT 2024-1

MERCURY GENERAL CORPORATION PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to permit installment distributions from the Plan for Participants who have terminated employment (including retirees) and have reached at least age 55.

NOW, THEREFORE, the Plan is amended, effective April 22, 2024, as follows:

Section 7.1(d) of the Plan is amended to read as follows:

“(d)(1) Except as provided in Section 7.1(d)(2), distributions shall be paid in the form of a single sum. Distribution of a Participant’s ESOP Account under this Section 7.1(d)(1) or under Section 7.1(d)(2) shall, subject to Section 4.5, be made in shares of Stock, cash, or a combination of both, as the Participant shall elect (with the value of any fractional share paid in cash). To the extent that any distribution of Stock consists of more than one class of Stock, such distribution shall comply with Section 54.4975-11(f)(2) of the Treasury Regulations.
(2) A Participant who has incurred a Break in Employment and has reached at least age 55 (whether such age is reached before or after the Break in Employment) may (in lieu of the form of distribution provided in Section 7.1(d)(1)) elect distribution in the form of a systematic withdrawal plan (sometimes referred to as installment payments). The Participant shall elect the number of payments to be made in the systematic withdrawal plan, and may thereafter elect to accelerate or decelerate payments, stop payments or receive a lump sum of the Participant’s remaining Account, provided that such payments must at all times satisfy the requirements of Article XI and Code Section 401(a)(9). A Beneficiary of a deceased Participant who was entitled to elect a systematic withdrawal plan or an Alternate Payee with respect to a Participant who is entitled to elect a systematic withdrawal plan may elect a systematic withdrawal plan to the same extent as available to the Participant, provided that the requirements of Article XI and Code Section 401(a)(9) are satisfied for such Beneficiary or Alternate Payee.”
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment 2024-1 to the Plan this 28th day of March, 2024.

MERCURY GENERAL CORPORATION

By: /s/ Theodore R. Stalick

Its: SVP-CFO